EXHIBIT 4


 INDEX
 TO
 FINANCIAL STATEMENTS


 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

 Consolidated Balance Sheets - Per Books and Pro Forma as of March 31, 1998

 Consolidated Statement of Income for the Twelve Months Ended
   March 31, 1998

 Consolidated Statement of Retained Earnings for the Twelve Months Ended
   March 31, 1998


 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

 Balance Sheets - Per Books and Pro Forma as of March 31, 1998

 Statement of Income for the Twelve Months Ended March 31, 1998


 CENTRAL AND SOUTH WEST SERVICES, INC.

 Balance Sheets - Per Books and Pro Forma as of March 31, 1998

 Statement of Income for the Twelve Months Ended March 31, 1998

 Statement of Retained Earnings for the Twelve Months Ended
   March 31, 1998


 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS

 STATEMENT OF CHANGES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     Production                                  $5,831               $5,831
     Transmission                                 1,570                1,570
     Distribution                                 4,566                4,566
     General                                      1,402                1,402
     Construction work in progress                  179                  179
     Nuclear fuel                                   197                  197
   Other Diversified                                264                  264
                                             --------------------------------
                                                 14,009               14,009
   Less - Accumulated depreciation                5,399                5,399
                                             --------------------------------
                                                  8,610                8,610
                                             --------------------------------
 CURRENT ASSETS
   Cash and temporary cash investments               93                   93
   Accounts receivable                              831                  831
   Materials and supplies, at average cost          167                  167
   Electric fuel inventory                           70                   70
   Under-recovered fuel costs                        32                   32
   Prepayments and other                             75                   75
                                             --------------------------------
                                                  1,268                1,268
                                             --------------------------------
 DEFERRED CHARGES AND OTHER ASSETS
   Deferred plant costs                             502                  502
   Mirror CWIP asset - net                          282                  282
   Other non-utility investments                    338                  338
   Securities available for sale                     98                   98
   Income tax related regulatory assets, net        323                  323
   Goodwill                                       1,451                1,451
   Other                                            516                  516
                                             --------------------------------
                                                  3,510                3,510
                                             --------------------------------

                                                $13,388        $0    $13,388
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------
 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Common Stock Equity -
     Common stock, $3.50 par value,
     authorized 350,000,000 shares;
     issued and outstanding 212,300,000 shares     $743                 $743
     Paid-in capital                              1,040                1,040
     Retained earnings                            1,718                1,718
     Foreign currency translation and other          35                   35
                                             --------------------------------
     Total Common Stock Equity                    3,536                3,536
                                             --------------------------------

   Preferred stock
     Not subject to mandatory redemption            176                  176
     Subject to mandatory redemption                 26                   26
   Certain Subsidiary-obligated, mandatorily
     redeemable preferred securities of
     subsidiary trusts holding solely
     Junior Subordinated Debentures of such
     Subsidiaries                                   335                  335
   Long-term debt                                 3,883                3,883
                                             --------------------------------
     Total Capitalization                         7,956                7,956
                                             --------------------------------
 CURRENT LIABILITIES
   Long-term debt/preferred stock
     due within twelve months                        29                   29
   Short-term debt                                  911                  911
   Short-term debt - CSW Credit                     556                  556
    Loan Notes                                       58                   58
   Accounts payable                                 474                  474
   Accrued taxes                                    177                  177
   Accrued interest                                 106                  106
   Other                                            173                  173
                                             --------------------------------
                                                  2,484                2,484
                                             --------------------------------
 DEFERRED CREDITS
   Accumulated deferred income taxes              2,434                2,434
   Investment tax credits                           275                  275
   Other                                            239                  239
                                             --------------------------------
                                                  2,948                2,948
                                             --------------------------------

                                                $13,388        $0    $13,388
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF INCOME
 FOR THE TWELVE MONTHS MARCH 31, 1998
 UNAUDITED
 (Millions)



 OPERATING REVENUES                              $5,248
                                             -----------

 OPERATING EXPENSES AND TAXES
   U.S. Electric fuel                             1,152
   U.S. Electric purchased power                     84
   United Kingdom Cost of Sales                   1,308
   Other operating                                  925
   Maintenance                                      152
   Depreciation and amortization                    502
   Taxes, other than income                         193
   Income taxes                                     164
                                             -----------

                                                  4,480
                                             -----------

 OPERATING INCOME                                   768
                                             -----------

 OTHER INCOME AND DEDUCTIONS
   Other                                             41
   Non-operating income taxes                         3
                                             -----------

                                                     44
                                             -----------

 INCOME BEFORE INTEREST CHARGES                     812
                                             -----------

 INTEREST AND OTHER CHARGES
   Interest on long-term debt                       331
   Distributions on trust preferred securities       24
   Interest on short-term debt and other             94
   Preferred stock dividends                         10
   Gain on reacquired preferred stock               (10)
                                             -----------

                                                    449
                                             -----------


 INCOME BEFORE EXTRAORDINARY ITEM                   363
                                             -----------


 EXTRAORDINARY ITEM - UK Windfall Profits Tax      (176)
                                             -----------

 NET INCOME FOR COMMON STOCK                       $187
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES
 CONSOLIDATED STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS MARCH 31, 1998
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT MARCH 31, 1997             $1,896

 Add: Net income for common stock                   187
                                             -----------

                                                  2,083
                                             -----------

 Deduct: Common stock dividends                     369
         Retained earnings adjustment                (4)
                                             -----------

 RETAINED EARNINGS AT MARCH 31, 1998             $1,718
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)

                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
     General                                         $1                   $1
   Less - Accumulated depreciation                   (1)                  (1)
                                             --------------------------------

 NET PLANT                                            0                    0

 INVESTMENTS IN COMMON STOCK
   OF SUBSIDIARY COMPANIES (at equity)            3,862                3,862
                                             --------------------------------


 CURRENT ASSETS
   Cash and temporary cash investments              355                  355
   Accounts and interest receivable -
      Affiliated                                    257                  257
   Prepayments and other                              7                    7
                                             --------------------------------

                                                    619                  619
                                             --------------------------------

 DEFERRED CHARGES AND OTHER ASSETS                   22                   22
                                             --------------------------------

                                                 $4,503        $0     $4,503
                                             ================================


 CAPITALIZATION
  Common Stock Equity -
   Common stock, $3.50 par value;
     authorized 350,000,000 shares;
     issued and outstanding 212,300,000 shares     $743                 $743
   Paid-in capital                                1,040                1,040
   Retained earnings                              1,718                1,718
   Unrealized holding gains and losses               (4)                  (4)
                                             --------------------------------

      Total Common Stock Equity                   3,497                3,497
                                             --------------------------------


   Long-term debt                                     0                    0
                                             --------------------------------

     Total Capitalization                         3,497                3,497
                                             --------------------------------


 CURRENT LIABILITIES
   Short-term debt                                  911                  911
   Accounts payable and other                        34                   34
                                             --------------------------------

                                                    945                  945
                                             --------------------------------

 DEFERRED CREDITS                                    61                   61
                                             --------------------------------

                                                 $4,503        $0     $4,503
                                             ================================

 CENTRAL AND SOUTH WEST CORPORATION

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS MARCH 31, 1998
 UNAUDITED
 (Millions)


 INCOME

   Equity in earnings of subsidiaries
     Central Power and Light Company                         $140
     Public Service Company of Oklahoma                        48
     Southwestern Electric Power Company                       96
     West Texas Utilities Company                              24
     SEEBOARD U.S.A.                                          (58)
     CSW Credit, Inc.                                          12
     CSW Energy, Inc.                                           5
     CSW Leasing, Inc.                                          1
     CSW International, Inc.                                   (7)
     CSW Communications, Inc.                                 (12)
     Enershop Inc.                                             (3)
     CSW Energy Services, Inc.                                 (2)
   Other Income                                                20
                                                        ----------

                                                              264
                                                        ----------

 EXPENSES AND TAXES

    General and administrative expenses                        44
    Depreciation and amortization expense                      --
    Interest expense                                           48
    Taxes, other than income                                    2
    Federal income taxes                                      (17)
                                                        ----------

                                                               77
                                                        ----------

 NET INCOME                                                  $187
                                                        ==========

 CENTRAL AND SOUTH WEST SERVICES, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)


                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------

 ASSETS

   General plant                                   $120                 $120
   Less - Accumulated depreciation                   36                   36
                                             --------------------------------

                                                     84                   84
                                             --------------------------------

 CURRENT ASSETS
   Cash and temporary investments                     1                    1
   Accounts receivable affiliated                    20                   20
   Accounts receivable non-affiliated                 2                    2
                                             --------------------------------

                                                     23                   23
                                             --------------------------------

 DEFERRED CHARGES AND OTHER ASSETS                   19                   19
                                             --------------------------------

                                                   $126        $0       $126
                                             ================================

 CENTRAL AND SOUTH WEST SERVICES, INC.

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1998
 UNAUDITED
 (Millions)


                                                 Per     Pro Forma    Pro
                                                Books    Adjustments Forma
                                             --------------------------------


 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
   Long-term debt                                   $30                  $30
                                             --------------------------------

     Total capitalization                            30                   30
                                             --------------------------------



 CURRENT LIABILITIES
   Accounts payable non-affiliated                    7                    7
   Advances from affiliates and other                65                   65
                                             --------------------------------

                                                     72                   72
                                             --------------------------------


 DEFERRED CREDITS                                    24                   24
                                             --------------------------------


                                                   $126        $0       $126
                                             ================================

 CENTRAL AND SOUTH WEST SERVICES, INC.

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS MARCH 31, 1998
 UNAUDITED
 (Millions)




 OPERATING REVENUE                                   $0
                                             -----------


 OPERATING EXPENSES AND TAXES
   Fuel Expense                                       2
   Other Operating                                  185
   Maintenance                                        9
   Depreciation and amortization                      9
   Taxes, other than income taxes                     6
   Income taxes                                       1
                                             -----------

                                                    212
                                             -----------

 OPERATING INCOME                                  (212)
                                             -----------


 OTHER INCOME AND DEDUCTIONS                        218
                                             -----------

 INCOME BEFORE INTEREST CHARGES                       6
                                             -----------


 INTEREST CHARGES                                     6
                                             -----------

 NET INCOME FOR COMMON STOCK                         $0
                                             ===========

 CENTRAL AND SOUTH WEST SERVICES, INC.

 STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS MARCH 31, 1998
 UNAUDITED
 (millions)


 RETAINED EARNINGS AT MARCH 31, 1997                 $0
 Add: Net income (loss) for common stock              0
                                             -----------

 RETAINED EARNINGS AT MARCH 31, 1998                 $0
                                             ===========

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 MARCH 31, 1998
 UNAUDITED
 (Millions)
                                                           DR         CR
                                                        ---------------------

 CENTRAL AND SOUTH WEST CORPORATION AND SUBSIDIARY COMPANIES

          None

 CENTRAL AND SOUTH WEST CORPORATION (CORPORATE)

          None

 CENTRAL AND SOUTH WEST SERVICES, INC.

          None

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 STATEMENT OF CHANGES

      There have been no significant changes in the financial statements of Central and South West Corporation and subsidiary companies subsequent to
 March 31, 1998, other than in the ordinary course of business.   However, on
 May 28, 1998 CSW's shareholders voted on and approved the proposed merger with American Electric Power Company, Inc.

 CENTRAL AND SOUTH WEST CORPORATION
 AND SUBSIDIARY COMPANIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The notes to consolidated financial statements included in Central and South West Corporation's 1997 Combined Annual Report on Form 10-K are hereby incorporated by reference and made a part of this report.



                                                          Page
                                                        Reference

 1997 Combined Annual Report on Form 10-K         pages 2-40 through 2-75